UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 21, 2005

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 526-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 21, 2005, Pinnacle Systems, Inc. (“Pinnacle”) completed the sale of its Hamburg, Germany-based Steinberg Media Technologies GmbH (“Steinberg”) to Yamaha Corporation (“Yamaha”) for $28.5 million in cash. The sale of Steinberg was pursuant to a Share Purchase and Transfer Agreement entered into on December 20, 2004 (the “Agreement”) between Pinnacle, Steinberg and Yamaha. A copy of the Agreement is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not	Applicable.

(b)	Pro Forma Financial Information.

The following unaudited pro forma consolidated balance sheet reflects Pinnacle’s disposition of Steinberg to Yamaha as if it had occurred on September 30, 2004. The accompanying unaudited pro forma condensed statements of operations for the year ended June 30, 2004 and for the three months ended September 30, 2004 and 2003 no longer reflect the Steinberg results of operations and charges as continuing operations. The pro forma financial information does not purport to represent what Pinnacle’s consolidated results would have been if the disposition had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of Pinnacle. The pro forma adjustments are based on the operating results and related charges for Steinberg recorded for the periods.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	As of September 30, 2004
	As Reported	Steinberg Adjustments (1)	Pro Forma
Assets

Current assets:
Cash and cash equivalents	$46,443	$24,905	$71,348
Marketable securities	16,903	—	16,903
Accounts receivable, net	39,672	(944)	38,728
Inventories	44,876	(667)	44,209
Prepaid expenses and other current assets	6,374	(407)	5,967

Total current assets	154,268	22,887	177,155

Restricted cash	16,850		16,850
Property and equipment, net	16,031	(796)	15,235
Goodwill	73,612	(14,273)	59,339
Other intangible assets, net	15,029	(7,029)	8,000
Other assets	8,205	(158)	8,047

	$283,995	$631	$284,626

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$12,562	$(203)	$12,359
Accrued and other liabilities	50,849	(2,709)	48,140
Deferred revenue	15,825	(16)	15,809

Total current liabilities	79,236	(2,928)	76,308

Deferred income taxes	1,786	(1,786)	0

Total liabilities	81,022	(4,714)	76,308

Shareholders’ equity:
Common stock	377,215		377,215
Accumulated deficit	(179,418)	5,345	(174,073)
Accumulated other comprehensive income	5,176		5,176

Total shareholders’ equity	202,973	5,345	208,318

	$283,995	$631	$284,626

(1)	Reflects the assets and liabilities of Steinberg and the related gain net of tax.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Twelve Months Ended June 30, 2004
	As Reported	Steinberg Adjustments (1)	Pro Forma
Net sales	$334,827	$23,532	$311,295

Costs and expenses:
Cost of sales	174,883	9,742	165,141
Engineering and product development	42,336	3,508	38,828
Sales, marketing and service	104,406	7,420	96,986
General and administrative	23,033	1,009	22,024
Amortization of other intangible assets	8,329	3,469	4,860
Impairment of goodwill	12,311	—	12,311
Impairment of other intangible assets	10,294	10,294	—
Restructuring costs	5,338	1,698	3,640
In-process research and development	2,193		2,193

Total costs and expenses	383,123	37,140	345,983

Operating loss	(48,296)	(13,608)	(34,688)
Interest and other income (expense), net	(295)	77	(372)

Loss from continuing operations before income taxes	(48,591)	(13,531)	(35,060)
Income tax expense (benefit)	(1,147)	(5,869)	4,722

Loss from continuing operations	$(47,444)	$(7,662)	$(39,782)

Loss per share from continuing operations:
Basic and Diluted	$(0.71)	$(0.11)	$(0.59)

Shares used to compute net loss per share:
Basic and Diluted	67,069	67,069	67,069

(1)	Reflects the reversal of the results of operations for Steinberg and the related tax impacts.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2004			Three Months Ended September 30, 2003
	As Reported	Steinberg Adjustments (1)	Pro Forma	As Reported	Steinberg Adjustments (1)	Pro Forma
Net sales	$70,542	$4,567	$65,975	$69,343	$4,714	$64,629

Costs and expenses:
Cost of sales	39,871	1,601	38,270	38,316	1,789	36,527
Engineering and product development	10,115	806	9,309	10,550	827	9,723
Sales, marketing and service	19,399	1,444	17,955	22,184	2,216	19,968
General and administrative	7,076	284	6,792	5,979	290	5,689
Amortization of other intangible assets	1,381	535	846	2,735	1,210	1,525
Restructuring costs	2,435	—	2,435	—		—
In-process research and development	—		—	2,193		2,193

Total costs and expenses	80,277	4,670	75,607	81,957	6,332	75,625

Operating loss	(9,735)	(103)	(9,632)	(12,614)	(1,618)	(10,996)

Interest and other income, net	508	18	490	334	38	296

Loss from continuing operations before income taxes	(9,227)	(85)	(9,142)	(12,280)	(1,580)	(10,700)
Income tax expense (benefit)	704	(200)	904	528	(388)	916

Loss from continuing operations	$(9,931)	$115	$(10,046)	$(12,808)	$(1,192)	$(11,616)

Loss per share from continuing operations:
Basic and Diluted	$(0.14)	$0.00	$(0.15)	$(0.20)	$(0.02)	$(0.18)

Shares used to compute net income (loss) per share:
Basic and Diluted	69,043	69,043	69,043	65,086	65,086	65,086

(1)	Reflects the reversal of the results of operations for Steinberg and the related tax impacts.

(c)	Exhibits.

Exhibit No.	Description
2.1	Share Purchase and Transfer Agreement between Pinnacle Systems, Inc., Pinnacle Systems GmbH, Steinberg Media Technologies GmbH and Yamaha Corporation dated December 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources and Legal

Date: January 27, 2005